Exhibit 99.3

USA MOBILITY, INC. UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

      The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the merger of Arch Wireless, Inc. and Metrocall Holdings, Inc. Pursuant to the terms of the merger agreement, Patriots Acquisition Sub, Inc. and Wizards Acquisition Sub, Inc, two wholly owned subsidiaries of USA Mobility, Inc. (USA Mobility) will merge with and into Arch and Metrocall, respectively. USA Mobility presently has no operations and was formed specifically to facilitate the merger transaction. Under the terms of the merger agreement, holders of Arch common stock will receive one share of USA Mobility common stock for each common share held of Arch Wireless. Holders of Metrocall common stock will receive consideration totaling $150 million of cash and 7,560,515 shares of USA Mobility common stock assuming 1.876 USA Mobility shares will be exchanged for each Metrocall share not subject to the cash election. Upon consummation of the merger exchange, former Arch and Metrocall common shareholders will hold approximately 72.5% and 27.5%, respectively, of USA Mobility’s common stock on a fully diluted basis.

      These pro forma financial statements do not purport to be indicative of the consolidated financial position or results of operations for future periods or the results that actually would have been realized had the merger occurred on the dates specified in these pro forma financial statements.

      The merger will be accounted for under the purchase method of accounting pursuant to Statement of Financial Accounting Standard (SFAS) No. 141, Business Combinations. Arch Wireless, Inc. has been deemed the “accounting acquirer” as a result of its former shareholders holding a majority of the common stock of USA Mobility following the merger and Arch representatives holding five of nine board of director positions of the combined company. Accordingly, the basis of Arch’s assets and liabilities as of the acquisition date will be reflected on the balance sheet of USA Mobility at their historical basis. Amounts allocated to Metrocall’s assets and liabilities will be based upon the total purchase price and the estimated fair value of such assets and liabilities on the effective date of the merger. The purchase price allocations reflected in the accompanying pro forma condensed consolidated balance sheet were made based upon preliminary estimates and assumptions. The actual amount and allocation of purchase price may differ significantly from the pro forma amounts included herein.

      The unaudited pro forma condensed consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the historical consolidated financial statements and the notes thereto of Arch included herein and Metrocall as included in Metrocall’s Annual Report on Form 10-K for the year ended December 31, 2003 or Amendment No. 1 to quarterly report on Form 10-Q for the six months ended June 30, 2004.

      The unaudited pro forma condensed consolidated balance sheet was prepared as if the merger occurred on June 30, 2004. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2003 and for the six months ended June 30, 2004 were prepared as if the merger occurred on January 1, 2003. To prepare the pro forma condensed consolidated statements of operations for the year ended December 31, 2003, Metrocall’s historical statement of operations for the year ended December 31, 2003 was combined on a pro forma basis with the historical statement of operations of WebLink Wireless for the period January 1, 2003 to November 17, 2003, as if Metrocall had acquired WebLink on January 1, 2003. Metrocall’s historical statement of operations includes the results of operations of WebLink for the period November 18 to December 31, 2003. Refer to “Metrocall Holdings, Inc. — WebLink Acquired Assets” for further information on this pro forma financial information.

USA MOBILITY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2004
(dollars in thousands)

			Pro Forma
			Adjustments
	Arch	Metrocall					USA Mobility
	(Historical)	(Historical)	Debit		Credit		(Pro Forma)

CURRENT ASSETS

Cash and cash equivalents	$22,367	$26,659			$20,000	(1)	$29,026

Accounts receivable	20,279	21,984					42,263

Deposits	3,224	1,216					4,440

Prepaid rent	384	224					608

Prepaid expenses and other current assets	8,331	2,321					10,652

Deferred tax assets, net of allowance	25,893	2,782			2,782	(2)	25,893

Total current assets	80,478	55,186			22,782		112,882

Property and equipment, net	167,321	53,997	$38,000	(1)			259,318

Intangible assets, net	—	2,302	276,549	(1)	2,302	(2)	296,366
			19,817	(4)

Deferred tax assets, net of allowance	191,955	45,412			45,412	(2)	191,955
					—

Other assets	3	5,003					5,006

TOTAL ASSETS	$439,757	$161,900	$334,366		$70,496		$865,527

LIABILITIES AND STOCKHOLDERS’ EQUITY CURRENT LIABILITIES

Current maturities of other long-term debt	$—	$339					$339

Accounts payable	8,403	7,978					16,381

Accrued compensation and benefits	7,131	7,878			$2,934	(5)	17,943

Accrued expenses and other current liabilities	23,015	14,525			10,000	(1)	47,540

Accrued restructuring charges	8,470	565					9,035

Deferred revenues and subscriber deposits	21,316	14,005					35,321

Total current liabilities	68,335	45,290			12,934		126,559

Long-term debt, less current maturities	—	15			130,000	(1)	130,015

Other long-term liabilities	6,921	3,780			19,817	(4)	30,518

Total liabilities	75,256	49,085			162,751		287,092
STOCKHOLDERS’ EQUITY

Common stock	2	56	$56		1	(1)	3

Additional paid-in capital	344,576	85,012	85,012	(3)	216,867	(1)	558,331
			3,112	(6)

Treasury stock	(3,112)	—			3,112	(6)	—

Unearned compensation	(2,261)	—					(2,261)

Retained earnings	25,296	27,747			22,749	(3)	22,362
			50,496	(2)
			2,934	(5)

Total stockholders’ equity	364,501	112,815	141,610		242,729		578,435

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$439,757	$161,900	$141,610		$405,480		$865,527

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

USA MOBILITY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2004
(in thousands, except share and per share amounts)

	Arch	Metrocall	Pro Forma		USA Mobility
	(Historical)	(Historical)	Adjustments		Pro Forma

Revenues	$239,456	$177,830			$417,286
OPERATING EXPENSES

Cost of products sold	1,794	2,283			4,077

Service, rent and maintenance	75,976	56,380			132,356

Selling and marketing	17,825	18,002			35,827

General and administrative	60,085	50,361	$(4,103	)(11)	106,343

Depreciation and amortization	57,380	17,213	52,115	(7)	109,495
			(17,213	)(7)

Stock based and other compensation	5,448	2,351			7,799

Restructuring expenses	3,018	—			3,018

	221,526	146,590	30,799		398,915

Operating income	17,930	31,240	(30,799)		18,371

Interest expense	(5,029)	(273)	(4,550	)(8)	(4,823)
			5,029	(8)

Interest expense — Dividends and accretion of series A preferred	—	(4,479)	4,479	(8)	—

Other income (expense)	345	(34)			311

Income before income tax expense	13,246	26,454	(25,841)		13,859

Income tax expense	(5,325)	(11,730)	11,484	(12)	(5,571)

Net income (loss)	$7,921	$14,724	$(14,357)		$8,288

Basic net income (loss) per common share	$0.40				$0.31

Diluted net income (loss) per common share	$0.39				$0.30

Basic weighted-average common shares outstanding	19,982,635		6,739,127		26,537,532

			(184,230	)(10)

Diluted weighted-average common shares outstanding	20,093,617		7,560,515		27,469,902

			(184,230	)(10)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

USA MOBILITY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2003
(in thousands, except share and per share amounts)

	Arch	Metrocall	Pro Forma		USA Mobility
	(Historical)	(Pro Forma)	Adjustments		Pro Forma

Revenues	$597,478	$417,940			$1,015,418
OPERATING EXPENSES

Cost of products sold	5,580	9,465			15,045

Service, rent and maintenance	192,159	132,042			324,201

Selling and marketing	45,639	45,953			91,592

General and administrative	166,167	112,736	$(600	)(11)	278,303

Depreciation and amortization	118,917	41,188	104,459	(7)	223,376
			(41,188	)(7)

Stock based and other compensation	11,420	1,725			13,145

Restructuring expenses	11,481	7,907			19,388

	551,363	351,016	62,671		965,050

Operating income	46,115	66,924	(62,671)		50,368

Interest expense	(19,788)	(4,944)	(9,100	)(8)	(10,561)
			23,271	(8)

Interest expense — Dividends and accretion of series A preferred	—	(12,428)	12,428	(8)	—

Interest income	551	—			551

Other income (expense)	516	286			802

Income before reorganization items, net	27,394	49,838	(36,072)		41,160

Reorganization items, net	(425)	—			(425)

Income before income tax expense	26,969	49,838	(36,072)		40,735

Income tax expense	(10,841)	(26,140)	20,606	(12)	(16,375)

Net income (loss)	$16,128	$23,698	$(15,466)		$24,360

Basic net income (loss) per common share	$0.81				$0.92

Diluted net income (loss) per common share	$0.81				$0.89

Basic weighted-average common shares outstanding	20,000,000		6,739,127		26,554,897

			(184,230	)(10)

Diluted weighted-average common shares outstanding	20,034,476		7,560,515		27,410,761

			(184,230	)(10)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

(1)	To record the issuance of 7,560,515 shares of $0.0001 par value USA Mobility common stock valued at $28.68 per share and $150 million of cash in exchange for all of the outstanding common stock and stock equivalents of Metrocall Holdings, Inc. The per share price was calculated by taking the average of the closing stock price of Arch common stock for the seven day period beginning three days before and ending three days after March 29, 2004, the date the merger was publicly announced. The value of Arch common stock was utilized in the purchase price calculation since Arch was deemed the “accounting acquirer”, its exchange ratio is 1 to 1 and it carries similar transfer restrictions to those of USA Mobility common stock. The amount of debt that will be incurred to finance the cash election is undetermined at this time, but may be as much as $130 million depending on the available cash on hand of Arch and Metrocall at the time of the closing of the merger.

The provisions of SFAS No. 141 require the purchase price to be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their estimated fair values as of the consummation date. The allocation below is based on management estimates. The actual allocation may differ significantly from the pro forma amounts included below. The preliminary calculation of the purchase price, excess of purchase price over the fair value of identifiable assets acquired and the allocation of purchase price are as follows (in thousands):

Consideration Exchanged:

Fair value of shares issued to Metrocall stockholders — 7,560,515 shares at $28.68 per share)	$216,868

Cash election payments	150,000

Transaction costs	10,000	(a)

Liabilities Assumed:

Capital leases and other long-term obligations	354

Accounts payable	7,978

Accrued expenses	22,968

Customer deposits and deferred revenue	14,005

Other liabilities	3,780

Total purchase price	425,953

Less estimated fair value of identifiable assets acquired:

Cash and cash equivalents	26,659

Accounts receivable, net	21,984

Prepaid expenses and other current assets	3,761

Property and equipment	91,997	(b)

Other assets	5,003

Intangible assets	276,549	(c)

	$425,953

Excess of purchase price over the estimated fair value of identifiable assets	$—

(a)	Primarily includes investment banking, legal, accounting and other costs, which are currently known or have been incurred. This amount may increase as additional legal, accounting, printing, financing and other costs are incurred.

(b)	The fair value of property and equipment has been estimated by management based upon historical book values and the results of valuations, adjusted by management to reflect the passage of time since the valuation was prepared, performed for the purposes of Metrocall’s fresh-start accounting and its purchase of the WebLink assets. Management believes the amounts approximate fair value, however they are preliminary and may change upon preparation of the third-party valuation that will be utilized in the final purchase price allocation.

(c)	Intangible assets consist primarily of assets related to customer relationships of approximately $220,000, FCC licenses of $2,300 and goodwill of $54,249. Assets representing customer relationships and FCC licenses will be amortized over their expected useful lives of 3 and 5 years, respectively. Goodwill will not be amortized. The estimated fair value of customer relationships was based upon preliminary studies undertaken by management. The estimated fair value of FCC licenses was based on recent valuations and other studies recently performed. The estimated value allocated to goodwill was based on the residual of the preliminary purchase price over the preliminary fair values of the other identifiable tangible and intangible assets.

If it is later determined that the fair values of property and equipment, customer relationships or FCC licenses is less than included above or the consideration exchanged is less than determined above or other intangible assets are identified, the purchase price allocations could be significantly different than stated above and any such difference could result in higher or lower amortization expense than what is reflected on the pro forma statements of operations (see note 7). Further, if the purchase price exceeds the fair value of the identifiable tangible and intangible assets, any such excess will be classified as excess of purchase price over the fair value of the identifiable tangible and intangible assets and that balance would not be amortizable, which may result in less amortization expense in future periods.

(2)	To writeoff Metrocall intangible and deferred income tax balances.

(3)	To eliminate the common stock, additional paid-in capital and retained earnings balances of Metrocall as follows:

Common stock	$56

Additional paid-in capital	$85,012

Metrocall retained earnings at June 30, 2004	$27,747

Less: write-off of intangibles and deferred tax assets	(50,496)

Adjustment to eliminate remaining retained earnings	$(22,749)

(4)	To record the deferred tax liability and the associated intangible asset resulting from the excess of purchase price over tax bases of the net assets acquired. As discussed above, the purchase price calculation and allocation are preliminary. SFAS No. 109, Accounting for Income Taxes, requires a deferred tax liability be recorded if the fair value of the net assets acquired exceeds the tax bases of those assets excluding any fair value allocated to goodwill (excess of purchase price over the fair value of identified assets). The amount recorded assumes the identifiable intangible assets referred to in note 1 are not goodwill and are amortizable for tax purposes. If it is later determined that the allocation of purchase price results in less intangibles and the recognition of goodwill or if the identified intangibles are not amortizable for tax purposes, that balance of the assets would be reduced or removed from the deferred tax assessment and would likely result in the recording of a lower deferred tax liability.

(5)	To record a restructuring charge in accordance with SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, related to severance expense for certain Arch management personnel.

(6)	To eliminate Arch treasury stock that will be canceled as a result of the merger transaction.

(7)	To remove depreciation and amortization expense related to the Metrocall tangible and intangible assets and to record depreciation and amortization expense for the tangible and intangible assets referred to above on a straight-line basis. Depreciation and amortization expense was calculated assuming a three-year average estimated useful life for customer relationships and a five-year estimated useful life for FCC licenses. The three-year estimated useful life assumed to calculate the amortization expense reflected in the pro forma statements of operations for the customer relationship asset is consistent with current practices of both Arch and Metrocall, however, the underlying characteristics of the customer relationship asset may differ from past experience which may result in a longer or shorter estimated useful life. The estimated useful life assigned to FCC licenses is consistent with Arch’s historical accounting policy. As discussed above, the amount, classification and estimated useful lives of the tangible and intangible assets are preliminary and based on management estimates. If any of these estimates change, the amount of depreciation and amortization expense could change materially.

(8)	To remove the historical Arch and Metrocall interest expenses associated with notes and preferred stock since the merger agreement requires both companies to fully redeem all of their debt prior to consummation of the merger and to record interest expense associated with the borrowings to finance the Metrocall cash election consideration. Interest expense was calculated using an assumed 7% rate on $130 million of borrowings resulting in $9.1 million and $4.6 million for the year ended December 31, 2003 and the six months ended June 30, 2004, respectively.

Interest expense on these borrowings would be as follows if interest rates were to increase or decrease by 1/8 of a percent (in thousands):

		Six Months
	Year Ended	Ended
	December 31,	June 30,
Assumed Change In Rate	2003	2004

Increase of 1/8%	$9,263	$4,631

Decrease of 1/8%	$8,938	$4,469

(9)	Arch has a long-term incentive plan for which compensation expense is recognized ratably over a 38 month service period which commenced on January 1, 2003. At June 30, 2004, other long-term liabilities includes $5.8 million related to this plan which represents the obligations due to plan participants as of the balance sheet date. In the event there is a “change in control” of Arch, as defined in the plan document, vesting would accelerate and result in an additional liability of $6.4 million. The board of directors of Arch and Metrocall have determined the merger does not constitute a change in control of Arch, therefore this additional amount has not been reflected in these pro forma financial statements. The liability at June 30, 2004 was valued at $27.94 per share, determined in accordance with the plan. The incentive payable in accordance with this plan is directly attributable to the performance of Arch’s common stock. An increase or decrease of one dollar in the per share price of Arch’s common stock will result in increases or decreases of up to $437,000 for each dollar fluctuation in the total amount payable in accordance with this plan.

(10)	To reduce the outstanding number of shares by 184,230 shares of Arch stock not contemplated to be exchanged by the merger agreement.

(11)	To eliminate legal, accounting and other expenses directly related to the merger incurred and expensed by Metrocall. Metrocall expensed these costs since Arch has been deemed the accounting acquirer.

(12)	To adjust income tax expense to the anticipated effective rate of approximately 40%.

METROCALL HOLDINGS, INC. — WEBLINK ACQUIRED ASSETS

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS

      On November 18, 2003, Metrocall acquired certain assets and assumed certain of the liabilities of WebLink Wireless, Inc. and certain of its subsidiaries (“the WebLink Acquired Assets”) pursuant to an Asset Purchase Agreement. Metrocall and WebLink have also entered into a Management and Spectrum Lease Agreement under which WebLink will provide certain services and lease to Metrocall the spectrum usage rights granted under FCC licenses pending the FCC’s approval of the transfer of such licenses to Metrocall. Please refer to Metrocall’s Annual Report on Form 10-K for the year ended December 31, 2003 for additional information, which is incorporated herein by reference.

      The following unaudited pro forma condensed consolidated statement of operations has been prepared to give effect to Metrocall’s acquisition of the WebLink Acquired Assets as if the transaction occurred on January 1, 2003, the beginning of Metrocall’s fiscal year. These pro forma financial statements do not purport to be indicative of the consolidated results of operations for future periods or the results that actually would have been realized had the acquired assets been consolidated during the specified period. A pro forma condensed consolidated balance sheet has not been presented as the WebLink Acquired Assets were included in Metrocall’s historical consolidated balance sheet as of June 30, 2004. Please refer to Amendment No. 1 to Metrocall’s Quarterly Report on Form 10-Q for the six months ended June 30, 2004, which is incorporated herein by reference.

      To prepare the pro forma statement of operations, Metrocall’s statement of operations for the year ended December 31, 2003, which included the results of operations of the WebLink Acquired Assets for the period November 18, 2003 to December 31, 2003, was combined with WebLink’s unaudited statements of operations for the period January 1, 2003 to April 22, 2003 and for the period April 23, 2003 to November 17, 2003.

      The unaudited pro forma condensed consolidated statement of operations including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the historical consolidated financial statements and the notes thereto of Metrocall which were previously reported in Metrocall’s Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated herein by reference.

METROCALL HOLDINGS, INC. — WEBLINK ACQUIRED ASSETS

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003

		WebLink Acquired Assets

		January 1	April 23 to
	Metrocall	to April 22,	November 17,		Pro Forma		Metrocall
	Historical	2003	2003	Total	Adjustments		Pro Forma

Revenues	$336,859	$36,592	$57,892	$94,484	$(13,403	)(1)	$417,940
OPERATING EXPENSES

Costs of good sold	4,804	2,056	2,605	4,661			9,465

Service, rent and maintenance	94,098	18,968	32,379	51,347	(13,403	)(1)	132,042

Selling and marketing	40,025	2,532	3,396	5,928			45,953

General and administrative	93,663	7,668	11,405	19,073			112,736

Restructuring expenses	6,842	337	728	1,065			7,907

Stock-based compensation	1,725	—	—	—			1,725

Depreciation and amortization	37,913	4,508	1,176	5,684	(2,409	)(2)	41,188

	279,070	36,069	51,689	87,758	(15,812)		351,016

Income from operations	57,789	523	6,203	6,726	2,409		66,924

Interest expense	(7,099)	(865)	(3,511)	(4,376)	2,155	(3)	(4,944)
					4,376

Interest expense dividends and accretion of series A preferred	(12,428)	—	—	—			(12,428)

Loss on early extinguishment of debt	—	—	(8,214)	(8,214)	8,214	(4)	—

Interest and other income (expense)	463	106	(283)	(177)			286

Income (loss) before income taxes	38,725	(236)	(5,805)	(6,041)	17,154		49,838

Income tax provision	(21,754)	—	—		(4,386	)(5)	(26,140)

Net income (loss)	$16,971	$(236)	$(5,805)	$(6,041)	$12,768		$23,698

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated statement of operations.

METROCALL HOLDINGS, INC. — WEBLINK ACQUIRED ASSETS

NOTES TO THE UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

(Dollars in thousands)

(1)	Represents the elimination of revenues recorded by WebLink and expenses incurred by Metrocall for airtime services provided to Metrocall by WebLink under various operating arrangements.

(2)	Represents the adjustment required to reduce WebLink’s historical depreciation and amortization expenses to the expense that Metrocall would have recognized for the period had the transaction occurred on January 1, 2003. Purchase consideration allocated to fixed assets are being depreciated over the average useful lives of the various fixed assets acquired consistent with Metrocall’s long-lived asset accounting policies. Amounts allocated to intangible assets with definite useful lives are being amortized over such useful lives estimated to be a 3 year period for customer contracts and a 5 year period for trademarks and names. Amounts allocated to intangible assets with an indefinite life such as FCC licenses are not amortized but tested for impairment on an annual basis or more frequently if changes in circumstances indicate that the asset might be impaired. Please refer to the notes to the consolidated financial statements included in Metrocall’s Annual Report on Form 10-K for the year ended December 31, 2003.

(3)	Represents the elimination of historical interest expenses of WebLink as no long-term debt was acquired in the transaction and the elimination of accretion related to accrued long-term engineering charges that had been reflected on Metrocall’s balance sheet as of the acquisition date. This obligation was eliminated as a result of the transaction.

(4)	Represents the elimination of historical losses on early extinguishment of debt of WebLink as no long-term debt was acquired in the transaction.

(5)	Represents additional income tax expense based on the results of the acquired assets for the period at Metrocall’s statutory tax rates.